EXHIBIT 99.1

Rule 10b-5-1 and 10b-18 Repurchase Agreement

This Rule 10B5-1 and 10B-18 Stock Repurchase Agreement dated November 6, 2008 (the “agreement” is between The Dixie Group, Inc. (the company) and Raymond James & Associates, Inc. (“RJ”).

WITNESSETH

Whereas, the Board of Directors of the company has authorized the repurchase of up to $10.0 million of the company’s common stock par value $0.01 per (the “common stock”); and

Whereas, the company desires to repurchase shares of its common stock in accordance with this agreement and in conformity with the provisions of Rule 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended; and

Whereas, RJ is willing to purchase the common stock of the company in accordance with this Agreement;

Now, therefore, the company and RJ hereby agree as follows:

1.

Appointment.  The company hereby appoints RJ to purchase on company’s behalf shares of the Common Stock on the terms and conditions set forth herein.  Subject to such terms and conditions, RJ hereby accepts such appointment.

2.

Common Stock Purchases.  Beginning on the Commencement Date (as defined in Section 3 below), on each day that the NASDAQ National Market System is open for business and the Common Stock trades regular way on the NASDAQ stock market (hereinafter, “Trading Day”), RJ shall purchase shares of the Common Stock for the company’s account in compliance with the provisions of Rule 10b-18 and the terms and conditions of this Agreement:

a.

RJ shall not be responsible for compliance with Rule 10b-18(b)(4) (volume of purchases) to the extent that the company or any affiliated purchaser of the company has purchased blocks through another broker or dealer that may be subtracted from “trading volume”, as described in Rule10b-18(a)(11) and has not informed RJ of the volume of such purchases and the company agrees to not knowingly take any action that would cause any such purchases by RJ to not comply with Rule 10b-18: and

b.

RJ shall use reasonable efforts to purchase the shares of Common Stock at or below the then prevailing market price.  In making such purchases, RJ shall comply with the following guidelines:

i. Orders to purchase hereunder are given on a “not held” basis.

ii. RJ shall make its purchases in accordance with an algorithm provided by the company. The initial algorithm is attached hereto as Addendum A.

iii. The company shall have the right to submit a new algorithm to adjust for changing market conditions and the Company’s financial ability to conduct the purchases of Common Stock. The company may submit a new algorithm during any Trading Day occurring in which the event the company does not possess material, non-public information.  The company shall have the right to submit a new algorithm:

1)

beginning on the date when the company determines that it no longer possesses material, non-public information, and ending on the fifth Trading Day following each determination; or

2)

beginning on the third Trading Day following the public dissemination of the material, non-public information and ending on the seventh Trading Day thereafter.

If the company does not submit a new algorithm during any Adjustment Period, RJ shall continue to make purchases in accordance with the then existing algorithm.

3.

Term of the Agreement. RJ is authorized to commence purchasing the shares of the Common Stock on November 7, 2008 (the “Commencement Date”), and shall cease purchasing on the earliest to occur of (a) the close of trading on March 15, 2009; (b) the date that the aggregate purchases under this Agreement reach a total of $1.0 million; or (c) the date the company gives notice of termination of this Agreement to RJ.

4.

Termination by the company. The company may, by written notice to RJ, on any day on which the primary market is open for trading, terminate this Agreement; provided that any such termination shall not affect any pre-termination purchases of the Common Stock hereunder. RJ agrees to not purchase any Common Stock under this agreement after receiving the company’s termination notice.

5.

Representation and Warranties. The company represents and warrants:

a.

that the purchase of the shares of Common Stock pursuant to this Agreement

1.

has been duly authorized by all necessary corporate action

2.

 is consistent with the company’s publicly announced repurchase program; and

3.

will not contravene any provision of its certificate of incorporation or bylaws, or to its knowledge, and law, regulation or contractual restriction binding on it or its assets.

b.

The Agreement was established in good faith compliance with the requirements of Rule 10b5-1 at a time when it was not in possession of material, non-public information.  In addition, any new algorithm, as noted in Subsection 2.b.iii. above, will be submitted to RJ in good faith compliance with the requirements of Rule 10b5-1 at a time when the company is not in possession of material, non-public information.

c.

The company will notify RJ at the number or address set forth in Section 10 of this agreement, as soon as practicable upon the occurrence of any event that would prohibit any repurchase of shares of common stock under this agreement, including but not limited to the commencement of a “distribution” within the meaning of Regulation M under the Exchange Act of shares of Common Stock or any securities for which the common stock is a “reference security” within the meaning of that regulation, as well as any other legal, regulatory or contractual restriction.  Such notice will indicate only the anticipated duration of the restriction and will, in accordance with Subsection 5.d of this Agreement, not include any nonpublic or other information about the nature of the restriction.

d.

The company will not, directly or indirectly, communicate any material nonpublic information about it or its securities, including the Common Stock, to any employee or representative of RJ or its affiliates who is involved, directly or indirectly, in performing RJ’s obligations under this Agreement at any time while this Agreement is in effect.

6.

Market Disruptions, Restrictions, etc.  The company understands that RJ may not be able to effect purchases due to a market disruption or a legal, regulatory or contractual restriction applicable to RJ.  If any purchases cannot be executed as required by this Agreement due to a market disruption or a legal, regulatory or contractual restriction applicable to RJ, RJ agrees, subject to Section 3 of this Agreement, to give prompt written notice to the company and to effect such purchases promptly as practical after the cessation or termination of such market disruption or applicable restriction.

7.

Fees.  The company shall pay RJ a fee of $0.05 per share of the Common Stock purchased under this Agreement, and will make payments for the purchases made under this Agreement plus the agreed fees via Fed Funds wire transfer on a normal three day settlement basis.  RJ will hold shares of Common Stock purchased pending the receipt of instructions of the company.

8.

Transaction Reports.  RJ will send the company written confirmation of purchases on a daily basis (showing the date of the transaction, the number of shares purchased, the price paid, settlement dates and its fees for executing the purchases).  Unless otherwise directed by the company, such confirmation shall be sent to Gary A. Harmon, Vice President and Chief Financial Officer, 2208 S. Hamilton Street, Dalton, GA 30721-4974; RJ will also furnish the company with regular reports of its accounts as reasonably requested.

9.

Entire Agreement: Amendment.  This Agreement and Addendum A constitutes the entire agreement of the parties with respect to the subject matter hereof and shall not be modified or amended except by a writing signed by each of the parties.

10.

Notice:  All notices concerning this Agreement should be addressed as follows:

Name

Raymond James & Associates

Company

880 Carillon Parkway

St. Petersburg, FL 33716

Telephone:

727-567-2092

Facsimile:

727-567-8773

11.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Florida without regard to any conflict of laws principles thereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date first written above.

The Company

Raymond James & Associates

By:    /s/ GARY A. HARMON

By:    /s/ JEFF FORDHAM

Name:

Gary A. Harmon

Name:  Jeff Fordham

Title:

Vice President and

Title:    Managing Director

Chief Financial Officer

Addendum A

This Addendum, dated November 6, 2008, provides algorithms for purchase under the RULE 10B5-1 AND 10B-18 STOCK REPURCHASE AGGREEMENT (“Agreement”) executed between the company and Raymond James & Associates (“RJ”) on November 6, 2008.

Transactions:

RJ will make its rule 10b-18 purchases (as defined in Rule 10b-18 of the Securities Exchange Act of 1934) in accordance with the following algorithm, but in no event shall RJ make any purchases that in the aggregate exceed $1.0 million from November 7, 2008 forward or more than 1,500 shares on any day, or at a price above $5.00 per share:

The company reserves the right, from time to time, to request that RJ conduct a “block” purchase of Common Stock, as defined in and in accordance with 10b-18, but outside the provisions of Rule 10b5-1.

IN WITNESS WHEREOF, the parties have caused this Addendum to be signed by their duly authorized representatives as of the date first written above.

The Company

Raymond James & Associates

By:    /s/ GARY A. HARMON

By:    /s/ JEFF FORDHAM

Name:

Gary A. Harmon

Name:  Jeff Fordham

Title:

Vice President and

Title:    Senior Vice President

Chief Financial Officer